AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                     OF UNITED DEVELOPMENT CO., L.P. - 97.2


         As of this 30th day of April, 1998, the parties, having previously formed a limited partnership under the Tennessee Limited Partnership Act (the "Act") have agreed to amend and restate the Partnership Agreement as follows:


                                    RECITALS

         WHEREAS,  on August 28, 1997, a Certificate of Limited Partnership (the
"Certificate")   was  recorded   with  the  Secretary  of  State  naming  United
Development Corporation as the general partner (the "General Partner").

         WHEREAS, United Development Co., L.P. - 97.2 (the "Partnership") was formed as a Tennessee limited partnership pursuant to an Agreement of Limited Partnership dated November 25, 1997 (the "Original Agreement") by and between Harold E. Buehler, Sr., and Jo Ellen Buehler, as the original general partners (collectively the "Original General Partner") and United Development Corporation, as the limited partner (the "Original Limited Partner").

         WHEREAS, the Parties desire to amend and restate the Original Agreement to provide for (i) the withdrawal from the Partnership of the Original Limited Partner, (ii) the admission of WNC Housing Tax Credit Fund VI, L.P., Series 5, a California limited partnership, as the Investment Limited Partner, (iii) the revisal of the Original Agreement to reflect the certified General Partner as stated in the Certificate, and (iv) more fully set forth the rights and obligations of the Partners.

         In consideration of the mutual agreements set forth herein, it is agreed and certified, and the Original Agreement is hereby amended and restated in its entirety as follows:

1.       Name.    The name of the Partnership is United Development Co., L.P. -
         97.2  (the "Partnership").

2. Business. The Partnership has been organized for the following purposes:

         (a) To acquire the land for and develop 20 new single family housing units located in Memphis, Tennessee, and to finance, hold, own, maintain, improve, lease, operate and if appropriate, sell or dispose of such (the "Project");

         (b) To perform any act necessary or convenient to accomplish, or in connection with, the foregoing purpose; and

         (c) To engage in any lawful act or activity for which a limited partnership may be organized under the laws of the State of Tennessee.

3. Principal Place of Business. The Partnership's principal place of business is at: 2531 Broad Avenue, Memphis, Tennessee 38112.

4. Withdrawal of Original Limited Partner and Admission of Investment Limited Partner. United Development Corporation hereby withdraws from the Partnership as a limited partner. WNC Housing Tax Credit Fund VI, L.P., Series 5, hereby is admitted as the investment limited partner (the "Investment Limited Partner") of the Partnership.

5.       Name, Address and Limited Partnership's Interest of Each Partner:
The names, addresses and Partnership interests of the partners of the Partnership (the "Partners") as set forth on Exhibit "A" attached hereto.

6.       Term.    The term of the  Partnership  shall be from the date hereof, until  dissolution,  which shall be the earliest to occur of:

         (a)      December 31, 2055; or

         (b) Upon the written consent or affirmative vote of the limited partners of the Partnership (the "Limited Partners") to dissolve and terminate the Partnership; or

         (c) Upon the disposition of all interests in all Partnership assets; or

         (d) Upon the dissolution, bankruptcy, or insolvency of the General Partner or substitute General Partner.

7. Capital Contributions. The Partners have contributed the amounts described on Exhibit "A" to the capital of the Partnership.

8. Limitation on Liability of Investment Limited Partner. The liability of the Investment Limited Partner shall be limited to its capital contribution stated on Exhibit "A". The Investment Limited Partner shall have no other liability to contribute money to, or in respect of the liabilities or obligations of the Partnership, nor shall the Investment Limited Partner be personally liable for any obligations of the Partnership. The Investment Limited Partner shall not be obligated to make any loans to the Partnership.

9. Capital Account Maintenance. For all purposes of this Partnership Agreement and throughout the entire term of the Partnership, (i) capital account balances shall be maintained in accordance with the rules of Section 1.704-1(b)(2)(iv) of the Treasury Regulations, (ii) liquidating distributions shall be made in accordance with the requirements of Section 1.804-1(b)
(2)(ii)(b)(2) of the Treasury Regulations and (iii) the Partnership shall comply with the qualified income offset requirements of Section 1.704-1(b)
(2)(ii)(d)  of the  Treasury Regulations.

10. Profits, Losses and Distributions. Partnership profits and losses shall be allocated and Partnership distributions shall be made to the Partners in accordance with their Partnership interests as set forth on Exhibit "A".

11. Power and Authority of General Partner. The General Partner of the Partnership shall have complete and exclusive control over the day-to-day management of the Partnership's business and affairs, and the Investment Limited Partner shall have no right to participate in the management or conduct of the Partnership's business or affairs nor any power or authority to act for or on behalf of the Partnership in any respect whatsoever.

12. Limitation on General Partner's Power and Authority. The General Partner shall not do any of the following:

         (a)      Act in contravention of this Agreement or the Act;

         (b) Act in any manner which would make it impossible to carry on the ordinary business of the Partnership;

         (c)      Confess a judgment against the Partnership;

         (d) Possess Partnership property, or assign rights in specific Partnership property, for other than the exclusive benefit of the Partnership, or commingle the funds of the Partnership with the funds of any other person or entity;

         (e) Admit a person or entity as a General Partner or as a Limited Partner of the Partnership without the written consent or affirmative vote of the Investment Limited Partner;

         (f) Except in connection with the winding up of the Partnership, sell, transfer, encumber, or exchange in a single transaction or a series of transactions substantially all of the assets acquired by the Partnership without the written consent or affirmative vote of the Investment Limited Partner; or

         (g) Obligate the Partnership to any extraordinary or to any transaction not in normal course of the day-to-day management and operation of the Partnership's business as set forth in Section 2 hereof without the written consent or affirmative vote of the Investment Limited Partner.

13. Obligation of the General Partner. The General Partner shall be obligated to provide to the Investment Limited Partner on or before July 31, 1998: (i) all due diligence materials with respect to the Project and the Partnership required by the Investment Limited Partner and its investors and satisfactory in form and substance to the Investment Limited Partner in its sole discretion.

14. Removal of Investment Limited Partner. The Interest of the Investment Limited Partner shall be liquidated upon the General Partner's payment to the Investment Limited Partner of an amount equal to the capital contribution stated on Exhibit "A" if, on or before August 31, 1998, the Investment Limited Partner has not (i) executed a First Amended and Restated Agreement of Limited Partnership of the Partnership (the "First Amended Agreement") in a form satisfactory to the Investment Limited Partner and (ii) paid to the Partnership an initial Capital Contribution in such amount as shall be agreed to by the General Partner and the Investment Limited Partnership. Notwithstanding the foregoing, the General Partner shall not have the right to purchase the Investment Limited Partner's Interest if the delay in executing the First Amended Agreement and making an initial Capital Contribution was caused by the General Partner's failure to timely deliver the due diligence documents required by the Investment Limited Partner.

15. Amendments. This Agreement may be amended at any time by the written consent or affirmative vote of the General Partner and the Investment Limited Partner.

16. Time of Admission. For all purposes of this Agreement, including but not limited to Section 8, a Partner shall be deemed to have been admitted to the Partnership as of the first day of the month in which it becomes a Partner; provided, however, that an amendment to the Internal Revenue Code of 1986, as amended (the "Code") is adopted or if Treasury Regulations are issued which would require, in the opinion of the tax counsel to the Partnership, that a Partner be deemed admitted on a date other than as of the first day of such month, then the General Partner shall select a permitted admission date which is most favorable to a majority-in interest of the Limited Partners.

17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date and year written above.

GENERAL PARTNER

United Development Corporation


By:      /s/ Harold E. Buehler, Sr.
         Harold E. Buehler, Sr.,
         President

ORIGINAL LIMITED PARTNER

United Development Corporation


By:      /s/ Harold E. Buehler, Sr.
         Harold E. Buehler, Sr.,
         President

ORIGINAL GENERAL PARTNER


/s/ Harold E. Buehler, Sr.
Harold E. Buehler, Sr.


/s/ Jo Ellen Buehler
Jo Ellen Buehler


INVESTMENT LIMITED PARTNER

WNC Housing Tax Credit Fund VI, L.P., Series 5

By:      WNC & Associates, Inc.,
         General Partner


         By:      /s/ David N. Shafer
                  David N. Shafer,
                  Senior Vice President

                                   EXHIBIT "A"
                    TO THE AMENDED AND RESTATED AGREEMENT OF
                               LIMITED PARTNERSHIP
                     OF UNITED DEVELOPMENT CO., L.P. - 97.2


General Partners                    Partnership            Capital Contribution
                                    Interest


Harold E. Buehler, Sr.              .01%                      $100
Jo Ellen Buehler
2531 Broad Avenue
Memphis, Tennessee 38112


Investment Limited Partner


WNC Housing Tax Credit               99.99%                   $100
Fund VI, L.P., Series 5
3158 Redhill Avenue
Suite 120
Costa Mesa, California 92626